UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005 (December 6, 2005)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     As described in Item 5.02, on December 6, 2005, John C. Elbin resigned from his position as Senior Vice President, Chief Financial Officer and Treasurer of the Company. As a result of his resignation, under the terms of that certain Agreement, dated as of October 24, 2005, between Mr. Elbin and the Company (the “Agreement”), Mr. Elbin’s Employment Period (as defined in the Agreement) has terminated and the Company has no additional severance obligations under the Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 8, 2005, the Company appointed Douglas W. Dougherty as Senior Vice President, Chief Financial Officer and Treasurer of the Company following the resignation of John C. Elbin from these positions on December 6, 2005. Mr. Dougherty, age 62, served as the Company’s Chief Financial Officer for more than ten years until he retired in May 2005, when he was succeeded by Mr. Elbin.
     The terms of Mr. Dougherty’s compensation have not been finalized and will be subject to approval by the Compensation Committee of the Board of Directors of the Company. Mr. Dougherty is currently operating under the terms of a Consulting Agreement, dated as of May 20, 2005, between Mr. Dougherty and the Company (the “Consulting Agreement”), pursuant to which Mr. Dougherty provides financial analysis and general business consulting services to the Company. A copy of the Consulting Agreement was filed as Exhibit 99.2 to the Company’s Form 8-K filed on May 26, 2005, and is incorporated herein by reference. Mr. Dougherty does not have any family relationships with any of the current directors or officers of the Company.
Item 9.01. Financial Statements and Exhibits.
     Exhibits

Exhibit No.	Description
99.1	Consulting Agreement dated as of May 20, 2005 (filed as Exhibit 99.2 to the Company’s Form 8-K filed on May 26, 2005 and incorporated herein by reference)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 12, 2005

MARSH SUPERMARKETS, INC.
By:	/S/ P. LAWRENCE BUTT
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Consulting Agreement dated as of May 20, 2005 (filed as Exhibit 99.2 to the Company’s Form 8-K filed on May 26, 2005 and incorporated herein by reference)